DOCUSIGN, INC.
Exhibit 99.1

Docusign Announces First Quarter Fiscal 2026 Financial Results;
Announces $1.0 Billion Increase to Share Repurchase Program

San Francisco – June 5, 2025 – Docusign, Inc. (NASDAQ: DOCU) today announced results for its fiscal quarter ended April 30, 2025. Prepared remarks and the news release with the financial results will be accessible on Docusign’s website at investor.docusign.com prior to its webcast.

“Q1 was an important quarter for Docusign’s long-term transformation as we delivered on an ambitious product roadmap and surpassed 10,000 Intelligent Agreement Management customers,” said Allan Thygesen, CEO of Docusign. “In Q1, our financial performance was strong across revenue growth and profitability.”

First Quarter Financial Highlights

▪Revenue was $763.7 million, an 8% year-over-year increase, including 0.6% negative impact of foreign currency exchange rates. Subscription revenue was $746.2 million, an 8% year-over-year increase. Professional services and other revenue was $17.5 million, a 4% year-over-year decrease.
▪Billings were $739.6 million, a 4% year-over-year increase.
▪GAAP gross margin was 79.4% compared to 78.9% in the same period last year. Non-GAAP gross margin was 82.3% compared to 82.0% in the same period last year.
▪GAAP net income per basic share was $0.35 on 203 million shares outstanding compared to $0.16 on 206 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.34 on 213 million shares outstanding compared to $0.16 on 210 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.90 on 213 million shares outstanding compared to $0.82 on 210 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $251.4 million compared to $254.8 million in the same period last year.
▪Free cash flow was $227.8 million compared to $232.1 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.1 billion at the end of the quarter.
▪Repurchases of common stock were $183.4 million compared to $149.1 million in the same period last year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Key Business Highlights

Expanded Intelligent Agreement Management (“IAM”) Platform Capabilities: Docusign announced a significant expansion of its IAM platform during the Momentum25 NYC conference. The NYC event kicked off a series of seven global Momentum events planned across EMEA, APAC, and Latin America. Announced features during the conference include:
AI-Driven Innovation:
▪Docusign Iris: Iris is the Artificial Intelligence (“AI”) engine powering the Docusign IAM platform and AI-features across the agreement lifecycle. Iris is the culmination of Docusign’s unique agreement domain expertise, built from millions of workflows and two decades of contract intelligence.
▪AI Contract Agents: the industry’s first purpose-built AI contract agents are designed to accelerate workflows, reduce risk, and achieve better outcomes across the entire agreement lifecycle. Docusign’s AI contract agents are expected to launch later this year.
▪Docusign for Agentforce: Salesforce users can now accelerate sales cycles by integrating IAM into existing Salesforce deployments and initiate Maestro agreement workflows directly from Agentforce.

DOCUSIGN, INC.
Create:
▪Agreement Desk: centralizes agreement requests and facilitates collaboration, reviews, approvals, negotiations, and finalization for sales, procurement, and legal teams.
▪AI-Assisted Review: compares contract language to a customer’s existing terms and identifies non-compliant or at-risk language, removing the hassle of combing through every page of hundreds of contracts.
▪Agreement Prep: standardizes terms and templates making it easier for customers to keep legally approved language consistent across all agreements.
Commit:
▪Workspaces: transforms how customers collaborate with contracting counterparties by centralizing all documents, communications, and tasks in a secure hub while protecting sensitive data.
▪CLEAR Identity Verification: integrates CLEAR’s biometric identity network with IAM, making verification as simple as snapping a selfie. This integration is expected to launch later this year.
Manage:
▪Custom Extractions for Docusign Navigator: uses AI to automatically capture the data that matters the most to customers, such as organization-specific agreement information or client-specific terms, transforming hours of manual review into instant insights.
▪Obligation Management Dashboard: transforms a company's scattered commitments into intelligence by surfacing renewal dates, payment terms, and other obligations, helping maximize contract value and avoid penalties.

Contract Lifecycle Management ("CLM") Product Releases and Highlights:
▪CLM Connector for Coupa: synchronizes contract and source-to-pay processing between Docusign CLM and Coupa. The Connector is now available in the Coupa App Marketplace.

Increase to Stock Repurchase Program:
▪Docusign's board of directors has authorized an increase to its existing stock repurchase program of an additional amount of up to $1.0 billion of Docusign’s outstanding common stock. The program has no minimum purchase commitment and no mandated end date. As of June 5, 2025, our total remaining authorization under our stock repurchase plan is up to $1.4 billion.

▪Repurchases under the program are expected to be executed, subject to general business and market conditions and other investment opportunities, through open market purchases, and other transactions in accordance with applicable securities laws. The timing and the amount of any repurchased common stock will be determined by Docusign's management based on its evaluation of market conditions and other factors. The repurchase program does not obligate Docusign to acquire any particular amount of common stock and the repurchase program may be suspended or discontinued at any time at Docusign's discretion without prior notice.

DOCUSIGN, INC.
Guidance

The company currently expects the following guidance:

▪Quarter ending July 31, 2025 (in millions, except percentages):

Total revenue [1]	$777	to	$781
Subscription revenue	$760	to	$764
Billings [2]	$757	to	$767
Non-GAAP gross margin	80.5%	to	81.5%
Non-GAAP operating margin	26.5%	to	27.5%
Non-GAAP diluted weighted-average shares outstanding	210	to	215

▪Fiscal Year ending January 31, 2026 (in millions, except percentages):

Total revenue [1]	$3,151	to	$3,163
Subscription revenue	$3,083	to	$3,095
Billings [2]	$3,285	to	$3,339
Non-GAAP gross margin	80.7%	to	81.7%
Non-GAAP operating margin	27.8%	to	28.8%
Non-GAAP diluted weighted-average shares outstanding	210	to	215

[1] Impact of foreign currency exchange rates on year-over-year guided revenue growth for both the quarter ending July 31, 2025 and the fiscal year ending January 31, 2026 is expected to be neutral.
[2] Excluding the impact of foreign currency exchange rates on year-over-year guided growth, billings guidance range would be approximately 0.7 points lower for both the quarter ending July 31, 2025 and the fiscal year ending January 31, 2026.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by many factors, including the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on June 5, 2025 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the Docusign Investor Relations website at investor.docusign.com. Prepared remarks and the news release with the financial results will also be accessible on Docusign’s website prior to the webcast. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (EST) June 19, 2025 using the passcode 13753192.

About Docusign

Docusign brings agreements to life. Over 1.7 million customers and more than a billion people in over 180 countries use Docusign solutions to accelerate the process of doing business and simplify people's lives. With intelligent agreement management, Docusign unleashes business critical data that is trapped inside of documents. Until now, these were disconnected from business systems of record, costing businesses time, money, and opportunity. Using Docusign’s IAM platform, companies can create, commit, and manage agreements with solutions created by the #1 company in e-signature and CLM. Learn more at www.docusign.com.

Copyright 2025. Docusign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Docusign Investor Relations
investors@docusign.com

Media Relations:
Docusign Corporate Communications
media@docusign.com

DOCUSIGN, INC.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Guidance” above and any other statements about expected financial metrics, such as revenue, billings, free cash flow, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses, and non-financial metrics, as well as statements related to our expectations regarding: the impact of foreign exchange rates; the timing and extent of customer renewals; the effectiveness of changes to our sales force and go-to-market strategy; the effects of seasonality; the timing and impact of our cloud migration transition; the benefits, the timing or rollout of future products and capabilities; customer demand and adoption of the Docusign IAM platform; and our utilization of our stock repurchase program, including the expected timing, duration, volume and nature of share repurchase under such program. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, volatile interest rates or foreign exchange rates, and market volatility on the global economy; our inability to accurately estimate our market opportunity; our ability to compete effectively in an evolving and competitive market; the impact of any interruptions or delays in performance of our technical infrastructure, or data breaches, cyberattacks or other fraudulent or malicious activity attempting to exploit our technology systems, platform or brand name; our ability to effectively sustain and manage our growth and future expenses and maintain or increase profitability; our ability to attract new customers and retain and expand our existing customer base, including our ability to attract large organizations as users; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, including our ability to successfully incorporate generative artificial intelligence into our existing and future products and to successfully deploy them; our ability to successfully develop, launch and sell IAM solutions; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of geopolitical conflict or changes in trade policies and practices; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2025, filed on March 18, 2025, our quarterly report on Form 10-Q for the quarter ended April 30, 2025, which we expect to file on June 6, 2025 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

DOCUSIGN, INC.
Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, acquisition-related expenses, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2025 and fiscal 2026, we have determined the projected non-GAAP tax rate to be 20%.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings can be used to measure our periodic performance, when taking into consideration the timing aspects of customer renewals, which represents a large component of our business. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2025	2024
Revenue:
Subscription	$746,202	$691,483
Professional services and other	17,452	18,157
Total revenue	763,654	709,640
Cost of revenue:
Subscription	137,343	126,602
Professional services and other	19,926	22,844
Total cost of revenue	157,269	149,446
Gross profit	606,385	560,194
Operating expenses:
Sales and marketing	296,413	281,644
Research and development	159,447	134,320
General and administrative	90,270	92,478
Restructuring and other related charges	—	29,124
Total operating expenses	546,130	537,566
Income from operations	60,255	22,628
Interest expense	(478)	(144)
Interest income and other income, net	14,013	14,109
Income before provision for income taxes	73,790	36,593
Provision for income taxes	1,703	2,833
Net income	$72,087	$33,760
Net income per share attributable to common stockholders:
Basic	$0.35	$0.16
Diluted	$0.34	$0.16
Weighted-average shares used in computing net income per share:
Basic	203,280	205,870
Diluted	212,812	209,896

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$12,996	$14,181
Cost of revenue—professional services and other	3,908	4,702
Sales and marketing	46,085	46,271
Research and development	54,431	44,202
General and administrative	28,176	28,520
Restructuring and other related charges	—	4,628

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	April 30, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$657,399	$648,623
Investments—current	291,293	314,924
Accounts receivable, net	307,597	429,582
Contract assets—current	9,585	13,764
Prepaid expenses and other current assets	111,204	82,368
Total current assets	1,377,078	1,489,261
Investments—noncurrent	160,139	134,105
Property and equipment, net	310,150	299,370
Operating lease right-of-use assets	115,412	109,630
Goodwill	455,276	454,477
Intangible assets, net	69,469	76,388
Deferred contract acquisition costs—noncurrent	461,969	467,201
Deferred tax assets—noncurrent	844,837	840,470
Other assets—noncurrent	153,073	141,803
Total assets	$3,947,403	$4,012,705
Liabilities and Equity
Current liabilities
Accounts payable	$24,583	$30,697
Accrued expenses and other current liabilities	101,182	99,579
Accrued compensation	170,976	227,115
Contract liabilities—current	1,422,878	1,455,442
Operating lease liabilities—current	21,815	19,077
Total current liabilities	1,741,434	1,831,910
Contract liabilities—noncurrent	24,354	21,523
Operating lease liabilities—noncurrent	111,122	105,350
Deferred tax liability—noncurrent	22,381	20,596
Other liabilities—noncurrent	33,310	30,634
Total liabilities	1,932,601	2,010,013
Stockholders’ equity
Common stock	20	20
Treasury stock	(3,192)	(2,871)
Additional paid-in capital	3,435,219	3,321,242
Accumulated other comprehensive loss	(18,171)	(28,376)
Accumulated deficit	(1,399,074)	(1,287,323)
Total stockholders’ equity	2,014,802	2,002,692
Total liabilities and equity	$3,947,403	$4,012,705

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$72,087	$33,760
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,369	24,506
Amortization of deferred contract acquisition and fulfillment costs	66,482	54,212
Amortization of debt discount and transaction costs	138	138
Non-cash operating lease costs	4,660	4,878
Stock-based compensation expense	145,596	142,504
Deferred income taxes	(3,465)	1,477
Other	1,723	1,472
Changes in operating assets and liabilities:
Accounts receivable	121,003	130,639
Prepaid expenses and other current assets	(28,551)	(17,061)
Deferred contract acquisition and fulfillment costs	(56,648)	(63,072)
Other assets	844	1,917
Accounts payable	(6,764)	(1,163)
Accrued expenses and other liabilities	4,625	(3,480)
Accrued compensation	(61,451)	(45,048)
Contract liabilities	(34,240)	(4,973)
Operating lease liabilities	(4,969)	(5,880)
Net cash provided by operating activities	251,439	254,826
Cash flows from investing activities:
Purchases of marketable securities	(92,563)	(119,638)
Maturities of marketable securities	91,262	82,114
Purchases of strategic and other investments	—	(500)
Purchases of property and equipment	(23,624)	(22,753)
Net cash used in investing activities	(24,925)	(60,777)
Cash flows from financing activities:
Repurchases of common stock	(183,431)	(149,062)
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(62,793)	(41,637)
Proceeds from exercise of stock options	699	635
Proceeds from employee stock purchase plan	22,010	20,190
Net cash used in financing activities	(223,515)	(169,874)
Effect of foreign exchange on cash, cash equivalents and restricted cash	9,923	(2,915)
Net increase in cash, cash equivalents and restricted cash	12,922	21,260
Cash, cash equivalents and restricted cash at beginning of period (1)	659,554	801,499
Cash, cash equivalents and restricted cash at end of period (1)	$672,476	$822,759
(1) Cash, cash equivalents and restricted cash included restricted cash of $15.1 million and $10.9 million at April 30, 2025 and January 31, 2025.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended April 30,
(in thousands)	2025	2024
GAAP gross profit	$606,385	$560,194
Add: Stock-based compensation	16,904	18,883
Add: Amortization of acquisition-related intangibles	3,565	2,070
Add: Employer payroll tax on employee stock transactions	1,873	1,023
Non-GAAP gross profit	$628,727	$582,170
GAAP gross margin	79.4%	78.9%
Non-GAAP adjustments	2.9%	3.1%
Non-GAAP gross margin	82.3%	82.0%

GAAP subscription gross profit	$608,859	$564,881
Add: Stock-based compensation	12,996	14,181
Add: Amortization of acquisition-related intangibles	3,565	2,070
Add: Employer payroll tax on employee stock transactions	1,445	792
Non-GAAP subscription gross profit	$626,865	$581,924
GAAP subscription gross margin	81.6%	81.7%
Non-GAAP adjustments	2.4%	2.5%
Non-GAAP subscription gross margin	84.0%	84.2%

GAAP professional services and other gross loss	$(2,474)	$(4,687)
Add: Stock-based compensation	3,908	4,702
Add: Employer payroll tax on employee stock transactions	428	231
Non-GAAP professional services and other gross profit	$1,862	$246
GAAP professional services and other gross margin	(14.2)%	(25.8)%
Non-GAAP adjustments	24.9%	27.2%
Non-GAAP professional services and other gross margin	10.7%	1.4%

DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended April 30,
(in thousands)	2025	2024
GAAP sales and marketing	$296,413	$281,644
Less: Stock-based compensation	(46,085)	(46,271)
Less: Amortization of acquisition-related intangibles	(3,354)	(2,629)
Less: Employer payroll tax on employee stock transactions	(3,940)	(2,138)
Non-GAAP sales and marketing	$243,034	$230,606
GAAP sales and marketing as a percentage of revenue	38.8%	39.7%
Non-GAAP sales and marketing as a percentage of revenue	31.8%	32.5%

GAAP research and development	$159,447	$134,320
Less: Stock-based compensation	(54,431)	(44,202)
Less: Employer payroll tax on employee stock transactions	(5,081)	(2,565)
Non-GAAP research and development	$99,935	$87,553
GAAP research and development as a percentage of revenue	20.9%	18.9%
Non-GAAP research and development as a percentage of revenue	13.1%	12.3%

GAAP general and administrative	$90,270	$92,478
Less: Stock-based compensation	(28,176)	(28,520)
Less: Employer payroll tax on employee stock transactions	(1,365)	(678)
Less: Acquisition-related expenses	—	(1,358)
Non-GAAP general and administrative	$60,729	$61,922
GAAP general and administrative as a percentage of revenue	11.8%	13.0%
Non-GAAP general and administrative as a percentage of revenue	7.9%	8.7%

Reconciliation of income from operations and operating margin:

	Three Months Ended April 30,
(in thousands)	2025	2024
GAAP income from operations	$60,255	$22,628
Add: Stock-based compensation	145,596	137,876
Add: Amortization of acquisition-related intangibles	6,919	4,699
Add: Employer payroll tax on employee stock transactions	12,259	6,404
Add: Acquisition-related expenses	—	1,358
Add: Restructuring and other related charges	—	29,124
Non-GAAP income from operations	$225,029	$202,089
GAAP operating margin	7.9%	3.2%
Non-GAAP adjustments	21.6%	25.3%
Non-GAAP operating margin	29.5%	28.5%

DOCUSIGN, INC.
Reconciliation of net income and net income per share, basic and diluted:

	Three Months Ended April 30,
(in thousands, except per share data)	2025	2024
GAAP net income	$72,087	$33,760
Add: Stock-based compensation	145,596	137,876
Add: Amortization of acquisition-related intangibles	6,919	4,699
Add: Employer payroll tax on employee stock transactions	12,259	6,404
Add: Acquisition-related expenses	—	1,358
Add: Restructuring and other related charges	—	29,124
Add: Income tax and other tax adjustments	(46,010)	(40,378)
Non-GAAP net income attributable to common stockholders	$190,851	$172,843

Numerator:
Non-GAAP net income attributable to common stockholders	$190,851	$172,843

Denominator:
Weighted-average common shares outstanding, basic	203,280	205,870
Effect of dilutive securities	9,532	4,026
Non-GAAP weighted-average common shares outstanding, diluted	212,812	209,896

GAAP net income per share, basic	$0.35	$0.16
GAAP net income per share, diluted	$0.34	$0.16
Non-GAAP net income per share, basic	$0.94	$0.84
Non-GAAP net income per share, diluted	$0.90	$0.82

Computation of free cash flow:

	Three Months Ended April 30,
(in thousands)	2025	2024
Net cash provided by operating activities	$251,439	$254,826
Less: Purchases of property and equipment	(23,624)	(22,753)
Non-GAAP free cash flow	$227,815	$232,073
Net cash used in investing activities	$(24,925)	$(60,777)
Net cash used in financing activities	$(223,515)	$(169,874)

Computation of billings:

	Three Months Ended April 30,
(in thousands)	2025	2024
Revenue	$763,654	$709,640
Add: Contract liabilities and refund liability, end of period	1,450,718	1,340,680
Less: Contract liabilities and refund liability, beginning of period	(1,479,266)	(1,343,792)
Add: Contract assets and unbilled accounts receivable, beginning of period	17,825	20,189
Less: Contract assets and unbilled accounts receivable, end of period	(13,319)	(17,179)
Non-GAAP billings	$739,612	$709,538